Exhibit 99.1

NEWS

FOR RELEASE: 8:00 a.m. ET, Tuesday, August 5, 2008

Charter Reports Second Quarter
Financial and Operating Results

Charter drives margin expansion and healthy ARPU growth
in the second quarter

St. Louis, Missouri – August 5, 2008 – Charter Communications, Inc. (NASDAQ: CHTR) (along with its subsidiaries, the “Company” or “Charter”) today reported its second quarter and six-month 2008 financial and operating results.

•	Second quarter revenues of $1.623 billion grew 8.9% year-over-year on a pro forma[1] basis and 8.3% on an actual basis primarily driven by increases in telephone and high-speed Internet (HSI) revenues.
•	Second quarter adjusted EBITDA[2] of $591 million increased 10.1% year-over-year on a pro forma basis and 9.4% on an actual basis.
•	Second quarter adjusted EBITDA margin of 36.4% increased 40 basis points year-over-year on a pro forma basis.
•	Total ARPU[3] for the quarter increased 12.2% year-over-year to $104.35, driven by increased sales of The Charter BundleTM, advanced services growth and upgrading customers to higher service tiers.
•	Revenue generating units (RGUs) increased 6.4% year-over-year, with 98,900 net additions during the second quarter of 2008.

“Our solid financial performance in the second quarter is a result of our consistent strategies to increase bundled penetration, enhance products and services, and improve the customer experience,” said Neil Smit, President and Chief Executive Officer. “Our priorities are to deliver healthy financial growth, leverage infrastructure investments and capture new growth opportunities.”

1 Pro forma results are described below in the “Use of Non-GAAP Financial Metrics” section and are provided in the addendum of this news release.

2 Adjusted EBITDA is defined in the “Use of Non-GAAP Financial Metrics” section and is reconciled to net cash flows from operating activities in the addendum of this news release.

3 Average revenue per basic customer.

Key Operating Results

All of the following customer growth and ARPU statistics are presented on a pro forma basis. Charter added a net 98,900 RGUs during the second quarter of 2008. As of June 30, 2008, Charter served approximately 5,557,600 customers and the Company’s 12,181,700 RGUs were comprised of 5,162,000 basic video, 3,056,900 digital video, 2,787,300 HSI, and 1,175,500 telephone customers.

•
Telephone customers increased by approximately 90,500 during the second quarter of 2008 and the number of telephone customers is up nearly 70% year-over-year. Telephone penetration is now 11.8% of telephone homes passed.

•
Digital video customers increased by approximately 33,900 and basic video customers decreased by 44,800 during the second quarter. Video ARPU was $58.73 for the second quarter of 2008, up 5.6% year-over-year.

•	HSI customers increased by approximately 19,300 in the second quarter of 2008. HSI ARPU increased year-over-year to $40.67.

Second quarter 2008 total ARPU increased 12.2% to $104.35 from the same period in 2007, driven primarily by an increase in bundled customers, advanced services growth, and upgrading customers to higher service tiers.

Second Quarter Results – Pro forma

Second quarter revenues were $1.623 billion, a pro forma increase of 8.9%, or $133 million. The increase resulted primarily from increases in telephone and HSI revenues.

Telephone revenues increased to $134 million from pro forma telephone revenues of $80 million a year ago, up 67.5% year-over-year on a pro forma basis as our telephone customer base continues to grow. HSI revenues were $339 million, up 10.4% year-over-year on a pro forma basis, due to increases in ARPU and the number of customers. Video revenues were $874 million, up 2.5% year-over-year on a pro forma basis, primarily as a result of advanced services revenue growth partially offset by a decline in basic video customers. Commercial revenues rose to $96 million, or 17.1% on a pro forma basis, resulting from increased sales of the Charter Business Bundle® to small and medium-size businesses.

Operating expenses, which include programming, service and advertising sales costs, were $698 million, an 8.7% increase year-over-year on a pro forma basis, reflecting annual programming rate increases, increased labor costs to support improved service levels, and growth of the Company’s telephone business and other advanced services. Selling, general, and administrative expenses were $334 million, up 7.4% on a pro forma basis compared to the year-ago quarter, reflecting expenditures to further improve the customer experience and increased marketing expenditures targeted at revenue growth and retaining customers.

Adjusted EBITDA totaled $591 million for the second quarter of 2008, a pro forma increase of 10.1% compared to the year-ago quarter.

Net cash flows used in operating activities for the second quarter of 2008 were $36 million, compared to $151 million for the second quarter of 2007 on a pro forma basis. The decrease in cash flows used in operating activities is primarily the result of changes in operating assets and liabilities that used less cash in 2008 than the corresponding period in 2007, and the increase in adjusted EBITDA.

Six Months Results – Pro forma

For the six months ended June 30, 2008, revenues were $3.187 billion, a pro forma increase of $281 million, or 9.7%, primarily from telephone and HSI revenue growth.

Telephone revenues increased to $255 million from pro forma revenues of $143 million a year ago, up 78.3% year-over-year. HSI revenues increased to $667 million, up 11.2% year-over-year on a pro forma basis. Video revenues were $1.732 billion, an increase of 2.9% year-over-year on a pro forma basis. Commercial revenues increased to $189 million, up 16.0% on a pro forma basis.

Operating expenses for the six months ended June 30, 2008 were $1.380 billion, an increase of 8.8% year-over-year on a pro forma basis; and selling, general, and administrative expenses were $671 million, up 10.4% on a pro forma basis.

Adjusted EBITDA totaled $1.136 billion for the first half of 2008, a pro forma increase of 10.3% compared to the first half of 2007.

Net cash flows provided by operating activities for the first six months of 2008 were $168 million, compared to $112 million for the first half of 2007 on a pro forma basis. The increase in cash flows provided by operating activities is primarily the result of adjusted EBITDA growth offset by changes in operating assets and liabilities that used more cash in 2008 than the corresponding period in 2007.

Second Quarter Results – Actual

Second quarter revenues increased 8.3% and operating costs and expenses increased 7.6% compared to year-ago results.

Adjusted EBITDA for the second quarter of 2008 rose 9.4% compared to the year-ago period.

Income from operations was $230 million in the second quarter of 2008, compared to $200 million in the second quarter of 2007. The increase was primarily related to adjusted EBITDA growth.

Net loss for the second quarter of 2008 was $276 million, or $0.74 per common share. For the second quarter of 2007, Charter reported a net loss of $360 million and net loss per common share of $0.98. Net loss decreased primarily as a result of an increase in adjusted EBITDA and decreases in non-operating expenses.

Expenditures for property, plant, and equipment for the second quarter of 2008 were $316 million, compared to second quarter 2007 expenditures of $281 million. The increase in capital expenditures primarily reflects year-over-year increases in customer premise equipment, specifically due to the purchase of advanced set top boxes.

Net cash flows used in operating activities during the second quarter of 2008 were $36 million, compared to $148 million of net cash flows used in operating activities for the second quarter of 2007. The decrease in cash flows used in operating activities is primarily the result of changes in operating assets and liabilities that used less cash in 2008 than the corresponding period in 2007 and the increase in adjusted EBITDA.

Six Months Results – Actual

Revenues for the six months ended June 30, 2008 increased 9.0% year-over-year. Operating costs and expenses rose 8.6% compared to year-ago actual results. Adjusted EBITDA for the first six months of 2008 grew 9.7% compared to the year-ago period.

Income from operations increased to $435 million for the first half of 2008, compared to $356 million in the first half of 2007 primarily due to adjusted EBITDA growth.

Net loss for the first six months of the year was $634 million, or $1.71 per common share. For the first six months of 2007, Charter reported a net loss of $741 million and net loss per common share of $2.02. The decrease in net loss is attributable to the increase in adjusted EBITDA.

Capital expenditures for property, plant, and equipment for the six months ended June 30, 2008 were $650 million, compared to $579 million in 2007. The increase in capital expenditures primarily reflects year-over-year increases in customer premise equipment, specifically an increase the purchase of advanced set top boxes. Charter expects that capital expenditures in the year 2008 will total approximately $1.2 billion and approximately 75% of that amount will be directed toward success-based activities.

Net cash flows from operating activities for the first six months of 2008 were $168 million, compared to $118 million for the first half of 2007. The increase in cash flows provided by operating activities is primarily the result of adjusted EBITDA growth offset by changes in operating assets and liabilities that used more cash in 2008 than the corresponding period in 2007.

As of June 30, 2008, Charter had $20.480 billion in long-term debt and $63 million of cash on hand. Availability under the Company’s revolving credit facility totaled approximately $1.4 billion at June 30, 2008, none of which was limited by covenant restrictions.  Charter expects that cash on hand, cash flows from operating activities, and the amounts available under its credit facilities will be adequate to fund its projected cash needs, including scheduled maturities, through 2009.  Cash flows from operating activities, and the amounts available under Charter’s credit facilities will not be sufficient to fund projected cash needs in 2010 (primarily as a result of the CCH II, LLC

$1.9 billion of senior notes outstanding at July 2, 2008 that mature in September 2010) and thereafter.

Use of Non-GAAP Financial Metrics

The Company uses certain measures that are not defined by Generally Accepted Accounting Principles (“GAAP”) to evaluate various aspects of its business. Adjusted EBITDA, pro forma adjusted EBITDA, and free cash flow are non-GAAP financial measures and should be considered in addition to, not as a substitute for, net cash flows from operating activities reported in accordance with GAAP. These terms, as defined by Charter, may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA is defined as income from operations before depreciation and amortization, impairment charges, stock compensation expense, and other operating (income) expenses, such as special charges and (gain) loss on sale or retirement of assets. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s businesses as well as other non-cash or non-recurring items, and is unaffected by the Company’s capital structure or investment activities. Adjusted EBITDA and pro forma adjusted EBITDA are liquidity measures used by Company management and its board of directors to measure the Company’s ability to fund operations and its financing obligations. For this reason, it is a significant component of Charter’s annual incentive compensation program. However, this measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the cash cost of financing for the Company. Company management evaluates these costs through other financial measures.

Free cash flow is defined as net cash flows from operating activities, less capital expenditures and changes in accrued expenses related to capital expenditures.

The Company believes that adjusted EBITDA, pro forma adjusted EBITDA, and free cash flow provide information useful to investors in assessing Charter’s ability to service its debt, fund operations, and make additional investments with internally generated funds. In addition, adjusted EBITDA generally correlates to the leverage ratio calculation under the Company’s credit facilities or outstanding notes to determine compliance with the covenants contained in the facilities and notes (all such documents have been previously filed with the United States Securities and Exchange Commission).  Adjusted EBITDA and pro forma adjusted EBITDA, as presented, include management fee expenses in the amount of $32 million and $34 million for the three months ended June 30, 2008 and 2007, respectively, which expense amounts are excluded for the purposes of calculating compliance with leverage covenants.

In addition to the actual results for the three and six months ended June 30, 2008 and 2007, we have provided pro forma results in this release for the three and six months ended June 30, 2007. We believe these pro forma results facilitate meaningful analysis of the results of operations. Pro forma results in this release reflect certain sales and acquisitions of cable systems in 2007 as if they had occurred as of January 1, 2007. Pro forma income statements for the three and six months ended June 30 2007 and pro forma customer statistics as of March 31, 2008, December 31, 2007 and June 30, 2007 are provided in the addendum of this news release.

Additional Information Available on Website

A slide presentation to accompany the second quarter conference call will be available on the Investor & News Center of our website at www.charter.com in the “Presentations/Webcasts” section. Pro forma data, including disclosure concerning the pro forma data and the basis upon which it was calculated, for each quarter of 2006 and 2007 can also be found on the Investor & News Center in the “Pro forma Information” section.

Conference Call

The Company will host a conference call on Tuesday, August 5, 2008, at 9:00 a.m. Eastern Time (ET) related to the contents of this release.

The conference call will be webcast live via the Company’s website at www.charter.com. Access the webcast by clicking on “About Charter” at the top of the home page. Participants should go to the call link at least 10 minutes prior to the start time to register. The call will be archived on the website beginning two hours after its completion. Accompanying slides will also be available on the site.

Those participating via telephone should dial 888/233-1576 no later than 10 minutes prior to the call. International participants should dial 706/643-3458. The passcode for the call is 52499711.

A replay of the call will be available at 800/642-1687 or 706/645-9291 beginning two hours after the completion of the call through the end of business on August 12, 2008. The passcode for the replay is 52499711.

About Charter Communications®

Charter Communications, Inc. is a leading broadband communications company and the third-largest publicly traded cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter Digital Cable® video entertainment programming, Charter High-Speed® Internet access, and Charter Telephone®. Charter Business™ similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services, and business telephone. Charter’s advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com.

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Contact:

Media:                                                                Analysts:
Anita Lamont                                                   Mary Jo Moehle
314-543-2215                                                      314-543-2397

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS:

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial.  Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission (“SEC”).  Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity" and "potential," among others.  Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•
the availability, in general, of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash flows from operating activities, further borrowings or other sources and, in particular, our ability to fund debt obligations (by dividend, investment or otherwise) to the applicable obligor of such debt;

•
our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions;

•
our ability to pay or refinance debt prior to or when it becomes due and/or refinance that debt through new issuances, exchange offers or otherwise, including restructuring our balance sheet and leverage position;

•	the impact of competition from other distributors, including incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers, and digital subscriber line (“DSL”) providers;
•	difficulties in growing, further introducing, and operating our telephone services, while adequately meeting customer expectations for the reliability of voice services;
•	our ability to adequately meet demand for installations and customer service;
•
our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition;

•	our ability to obtain programming at reasonable prices or to adequately raise prices to offset the effects of higher programming costs;
•	general business conditions, economic uncertainty or slowdown, including the recent significant slowdown in the housing sector and overall economy; and
•	the effects of governmental regulation on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement.  We are under no duty or obligation to update any of the forward-looking statements after the date of this release.

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CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND OPERATING DATA
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

	Three Months Ended June 30,			Six Months Ended June 30,
	2008	2007		2008	2007
	Actual	Actual	% Change	Actual	Actual	% Change

REVENUES:
Video	$874	$859	1.7%	$1,732	$1,697	2.1%
High-speed Internet	339	308	10.1%	667	602	10.8%
Telephone	134	80	67.5%	255	143	78.3%
Commercial	96	83	15.7%	189	164	15.2%
Advertising sales	75	76	-1.3%	143	139	2.9%
Other	105	93	12.9%	201	179	12.3%
Total revenues	1,623	1,499	8.3%	3,187	2,924	9.0%

COSTS AND EXPENSES:
Operating (excluding depreciation and amortization) (a)	698	647	7.9%	1,380	1,278	8.0%
Selling, general and administrative (excluding stock
compensation expense) (b)	334	312	7.1%	671	610	10.0%
Operating costs and expenses	1,032	959	7.6%	2,051	1,888	8.6%

Adjusted EBITDA	591	540	9.4%	1,136	1,036	9.7%

Adjusted EBITDA margin	36.4%	36.0%		35.6%	35.4%

Depreciation and amortization	328	334		649	665
Stock compensation expense	8	5		16	10
Other operating expenses, net	25	1		36	5

Income from operations	230	200		435	356

OTHER INCOME (EXPENSES):
Interest expense, net	(474)	(462)		(939)	(926)
Change in value of derivatives	26	(3)		(11)	(4)
Other income (expense), net	1	(36)		(2)	(39)
	(447)	(501)		(952)	(969)

Loss before income taxes	(217)	(301)		(517)	(613)

Income tax expense	(59)	(59)		(117)	(128)

Net loss	$(276)	$(360)		$(634)	$(741)

Loss per common share, basic and diluted	$(0.74)	$(0.98)		$(1.71)	$(2.02)

Weighted average common shares outstanding, basic and diluted	371,652,070	367,582,677		370,868,849	366,855,427

(a) Operating expenses include programming, service, and advertising sales expenses.

(b) Selling, general and administrative expenses include general and administrative and marketing expenses.

Adjusted EBITDA is a non-GAAP term. See page 7 of this addendum for the reconciliation of adjusted EBITDA to net cash flows from operating activities as defined by GAAP.

Addendum to Charter Communications, Inc. Second Quarter 2008 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND OPERATING DATA
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

	Three Months Ended June 30,			Six Months Ended June 30,
	2008	2007		2008	2007
	Actual	Pro Forma (a)	% Change	Actual	Pro Forma (a)	% Change

REVENUES:
Video	$874	$853	2.5%	$1,732	$1,684	2.9%
High-speed Internet	339	307	10.4%	667	600	11.2%
Telephone	134	80	67.5%	255	143	78.3%
Commercial	96	82	17.1%	189	163	16.0%
Advertising sales	75	75	0.0%	143	137	4.4%
Other	105	93	12.9%	201	179	12.3%
Total revenues	1,623	1,490	8.9%	3,187	2,906	9.7%

COSTS AND EXPENSES:
Operating (excluding depreciation and amortization) (b)	698	642	8.7%	1,380	1,268	8.8%
Selling, general and administrative (excluding stock
compensation expense) (c)	334	311	7.4%	671	608	10.4%
Operating costs and expenses	1,032	953	8.3%	2,051	1,876	9.3%

Adjusted EBITDA	591	537	10.1%	1,136	1,030	10.3%

Adjusted EBITDA margin	36.4%	36.0%		35.6%	35.4%

Depreciation and amortization	328	332		649	662
Stock compensation expense	8	5		16	10
Other operating expenses, net	25	1		36	4

Income from operations	230	199		435	354

OTHER INCOME (EXPENSES):
Interest expense, net	(474)	(462)		(939)	(926)
Change in value of derivatives	26	(3)		(11)	(4)
Other income (expense), net	1	(36)		(2)	(39)
	(447)	(501)		(952)	(969)

Loss before income taxes	(217)	(302)		(517)	(615)

Income tax expense	(59)	(59)		(117)	(109)

Net loss	$(276)	$(361)		$(634)	$(724)

Loss per common share, basic and diluted	$(0.74)	$(0.98)		$(1.71)	$(1.97)

Weighted average common shares outstanding, basic and diluted	371,652,070	367,582,677		370,868,849	366,855,427

(a) Pro forma results reflect certain sales and acquisitions of cable systems in 2007 as if they occurred as of January 1, 2007. The pro forma statements of operations do not include adjustments for financing transactions completed by Charter during the periods presented or certain other dispositions of assets because those transactions did not significantly impact Charter's adjusted EBITDA. However, all transactions completed in 2007 and 2008 have been reflected in the operating statistics. The pro forma data is based on information available to Charter as of the date of this document and certain assumptions that we believe are reasonable under the circumstances. The financial data required allocation of certain revenues and expenses and such information has been presented for comparative purposes and is not intended to provide any indication of what our actual financial position, or results of operations would have been had the transactions described above been completed on the dates indicated or to project our results of operations for any future date.

(b) Operating expenses include programming, service, and advertising sales expenses.

(c) Selling, general and administrative expenses include general and administrative and marketing expenses.

June 30, 2007. Pro forma revenues and operating costs and expenses were reduced by $9 million and $6 million, respectively, for the three months ended June 30, 2007. Pro forma net loss increased by $1 million for the three months ended June 30, 2007. Pro forma revenues, operating costs and expenses and net loss were reduced by $18 million, $12 million and $17 million, respectively, for the six months ended June 30, 2007.

Adjusted EBITDA is a non-GAAP term. See page 7 of this addendum for the reconciliation of adjusted EBITDA to net cash flows from operating activities as defined by GAAP.

Addendum to Charter Communications, Inc. Second Quarter 2008 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS)

	June 30,	December 31,
	2008	2007

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$63	$75
Short-term investments	13	-
Accounts receivable, net of allowance for doubtful accounts	250	225
Prepaid expenses and other current assets	35	36
Total current assets	361	336

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net	5,106	5,103
Franchises, net	8,935	8,942
Total investment in cable properties, net	14,041	14,045

OTHER NONCURRENT ASSETS	308	285
Total assets	$14,710	$14,666

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,293	$1,332
Total current liabilities	1,293	1,332

LONG-TERM DEBT	20,480	19,908

NOTE PAYABLE - RELATED PARTY	69	65

DEFERRED MANAGEMENT FEES - RELATED PARTY	14	14

OTHER LONG-TERM LIABILITIES	1,150	1,035

MINORITY INTEREST	203	199

PREFERRED STOCK - REDEEMABLE	5	5

SHAREHOLDERS' DEFICIT	(8,504)	(7,892)
Total liabilities and shareholders' deficit	$14,710	$14,666

Addendum to Charter Communications, Inc. Second Quarter 2008 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS)

	Six Months Ended June 30,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(634)	$(741)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	649	665
Noncash interest expense	27	21
Change in value of derivatives	11	4
Deferred income taxes	114	123
Other, net	22	39
Changes in operating assets and liabilities, net of effects from dispositions
Accounts receivable	(24)	(29)
Prepaid expenses and other assets	-	26
Accounts payable, accrued expenses and other	3	10
Net cash flows from operating activities	168	118

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(650)	(579)
Change in accrued expenses related to capital expenditures	(41)	(39)
Other, net	(11)	31
Net cash flows from investing activities	(702)	(587)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	1,765	7,247
Repayments of long-term debt	(1,195)	(6,727)
Payments for debt issuance costs	(39)	(33)
Other, net	(9)	3
Net cash flows from financing activities	522	490

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(12)	21
CASH AND CASH EQUIVALENTS, beginning of period	75	60
CASH AND CASH EQUIVALENTS, end of period	$63	$81

CASH PAID FOR INTEREST	$912	$918

NONCASH TRANSACTIONS:
Cumulative adjustment to Accumulated Deficit for the adoption of FIN 48	$-	$56

Addendum to Charter Communications, Inc. Second Quarter 2008 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED SUMMARY OF OPERATING STATISTICS

	Approximate as of
	Actual	Pro Forma
	June 30,	March 31,	December 31,	June 30,
	2008 (a)	2008 (a)	2007 (a)	2007 (a)

Customer Summary:
Customer Relationships:
Residential (non-bulk) basic video customers (b)	4,897,100	4,947,900	4,958,600	5,054,800
Multi-dwelling (bulk) and commercial unit customers (c)	264,900	258,900	260,100	269,000
Total basic video customers	5,162,000	5,206,800	5,218,700	5,323,800

Non-video customers (b)	395,600	390,800	376,400	348,400
Total customer relationships (d)	5,557,600	5,597,600	5,595,100	5,672,200

Pro forma average monthly revenue per basic video customer (e)	$104.35	$100.16	$98.13	$93.01
Pro forma average monthly video revenue per basic video customer (f)	$58.73	$57.48	$56.13	$55.59

Residential bundled customers (g)	2,639,000	2,602,800	2,506,700	2,370,900

Revenue Generating Units:
Basic video customers (b) (c)	5,162,000	5,206,800	5,218,700	5,323,800
Digital video customers (h)	3,056,900	3,023,000	2,920,100	2,843,800
Residential high-speed Internet customers (i)	2,787,300	2,768,000	2,682,300	2,577,900
Telephone customers (j)	1,175,500	1,085,000	959,300	701,300
Total revenue generating units (k)	12,181,700	12,082,800	11,780,400	11,446,800

Video Cable Services:
Basic Video:
Estimated homes passed (l)	11,890,800	11,792,800	11,741,500	11,591,700
Basic video customers (b)(c)	5,162,000	5,206,800	5,218,700	5,323,800
Estimated penetration of basic homes passed (b) (c) (l) (m)	43.4%	44.2%	44.4%	45.9%
Pro forma basic video customers quarterly net loss (b) (c) (n)	(44,800)	(11,900)	(66,400)	(28,300)

Digital Video:
Digital video customers (h)	3,056,900	3,023,000	2,920,100	2,843,800
Digital penetration of basic video customers (b) (c) (h) (o)	59.2%	58.1%	56.0%	53.4%
Digital set-top terminals deployed	4,409,300	4,340,300	4,192,700	4,102,400
Pro forma digital video customers quarterly net gain (h) (n)	33,900	102,900	59,600	8,700

Non-Video Cable Services:
High-Speed Internet Services:
Estimated high-speed Internet homes passed (l)	11,203,400	11,105,800	11,051,400	10,877,000
Residential high-speed Internet customers (i)	2,787,300	2,768,000	2,682,300	2,577,900
Estimated penetration of high-speed Internet homes passed (i) (l) (m)	24.9%	24.9%	24.3%	23.7%
Pro forma average monthly high-speed Internet revenue per high-speed Internet customer (f)	$40.67	$40.08	$40.21	$40.14
Pro forma high-speed Internet customers quarterly net gain (i) (n)	19,300	85,700	50,500	60,800

Telephone Services:
Estimated telephone homes passed (l)	9,990,500	9,525,200	9,013,900	7,649,100
Telephone customers (j)	1,175,500	1,085,000	959,300	701,300
Estimated penetration of telephone homes passed (i) (l) (m)	11.8%	11.4%	10.6%	9.2%
Pro forma average monthly telephone revenue per telephone customer (f)	$40.62	$40.42	$41.74	$42.01
Pro forma telephone customers quarterly net gain (j) (n)	90,500	125,700	155,300	128,000

Pro forma operating statistics reflect the sales and acquisitions of cable systems in 2007 and 2008 as if such transactions had occurred as of the last day of the respective period for all periods presented. The pro forma statements of operations do not include adjustments for financing transactions completed by Charter during the periods presented or certain other dispositions of assets because those transactions did not significantly impact Charter's adjusted EBITDA. However, all transactions completed in 2007 and 2008 have been reflected in the operating statistics.

At March 31, 2008 actual basic video customers, digital video customers, high-speed Internet customers and telephone customers were 5,208,000, 3,023,200, 2,768,200, and 1,085,000, respectively.

At December 31, 2007 actual basic video customers, digital video customers, high-speed Internet customers and telephone customers were 5,219,900, 2,920,400, 2,682,500, and 959,300, respectively.

At June 30, 2007 actual basic video customers, digital video customers, high-speed Internet customers and telephone customers were 5,376,800, 2,866,000, 2,583,200, and 700,300, respectively.

See footnotes to unaudited summary of operating statistics on page 6 of this addendum.

Addendum to Charter Communications, Inc. Second Quarter 2008 Earnings Release

(a)  "Customers" include all persons our corporate billing records show as receiving service (regardless of their payment status), except for complimentary accounts (such as our employees).  In addition, at June 30, 2008, March 31, 2008, December 31, 2007, and June 30, 2007, “customers” include approximately 34,200, 30,600, 48,200, and 31,300 persons whose accounts were over 60 days past due in payment, approximately 5,300, 4,700, 10,700, and 3,800 persons whose accounts were over 90 days past due in payment and approximately 2,600, 3,200, 2,900, and 1,500 of which were over 120 days past due in payment, respectively.

(b)  "Basic video customers" include all residential customers who receive video services (including those who also purchase high-speed Internet and telephone services) but excludes approximately 395,600, 390,800, 376,400, and 348,400 customer relationships at June 30, 2008, March 31, 2008, December 31, 2007, and June 30, 2007, respectively, who receive high-speed Internet service only, telephone service only, or both high-speed Internet service and telephone service and who are only counted as high-speed Internet customers or telephone customers.

(c)  Included within "basic video customers" are those in commercial and multi-dwelling structures, which are calculated on an equivalent bulk unit (“EBU”) basis.  EBU is calculated for a system by dividing the bulk price charged to accounts in an area by the most prevalent price charged to non-bulk residential customers in that market for the comparable tier of service.  The EBU method of estimating basic video customers is consistent with the methodology used in determining costs paid to programmers and has been used consistently.  As we increase our effective video prices to residential customers without a corresponding increase in the prices charged to commercial service or multi-dwelling customers, our EBU count will decline even if there is no real loss in commercial service or multi-dwelling customers.

(d)  "Customer relationships" include the number of customers that receive one or more levels of service, encompassing video, Internet and telephone services, without regard to which service(s) such customers receive.  This statistic is computed in accordance with the guidelines of the National Cable & Telecommunications Association (NCTA) that have been adopted by eleven publicly traded cable operators, including Charter.

(e) "Pro forma average monthly revenue per basic video customer" is calculated as total quarterly pro forma revenue divided by three divided by average pro forma basic video customers during the respective quarter.

(f) "Pro forma average monthly revenue per customer" represents quarterly pro forma revenue for the service indicated divided by three divided by the number of pro forma customers for the service indicated during the respective quarter.

(g) "Residential bundled customers" include residential customers receiving a combination of at least two different types of service, including Charter's video service, high-speed Internet service or telephone.  "Residential bundled customers" do not include residential customers who only subscribe to video service.

(h) "Digital video customers" include all basic video customers that have one or more digital set-top boxes or cable cards deployed.

(i)  "Residential high-speed Internet customers" represent those residential customers who subscribe to our high-speed Internet service.  At June 30, 2008, March 31, 2008, December 31, 2007, and June 30, 2007, approximately 2,494,600, 2,470,300, 2,392,700, and 2,294,900 of these high-speed Internet customers, respectively, receive video and/or telephone services from us and are included within the respective statistics above.

(j)  "Telephone customers" include all customers receiving telephone service.  As of June 30, 2008, March 31, 2008, December 31, 2007, and June 30, 2007, approximately 1,133,800, 1,048,800, 920,600, and 669,500 of these telephone customers, respectively, receive video and/or high-speed Internet services from us and are included within the respective statistics above.

(k)  "Revenue generating units" represent the sum total of all basic video, digital video, high-speed Internet and telephone customers, not counting additional outlets within one household.  For example, a customer who receives two types of service (such as basic video and digital video) would be treated as two revenue generating units, and if that customer added on high-speed Internet service, the customer would be treated as three revenue generating units.  This statistic is computed in accordance with the guidelines of the NCTA that have been adopted by eleven publicly traded cable operators, including Charter.

(l)  "Homes passed" represent our estimate of the number of living units, such as single family homes, apartment units and condominium units passed by our cable distribution network in the areas where we offer the service indicated.  "Homes passed" exclude commercial units passed by our cable distribution network.  These estimates are updated for all periods presented when estimates change.

(m) "Penetration" represents customers as a percentage of homes passed for the service indicated.

(n) "Pro forma quarterly net gain (loss)" represents the pro forma net gain or loss in the respective quarter for the service indicated.

(o) "Digital penetration of basic video customers" represents the number of digital video customers as a percentage of basic video customers.

Addendum to Charter Communications, Inc. Second Quarter 2008 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(DOLLARS IN MILLIONS)

	Three Months Ended June 30,
	2008	2007	2007
	Actual	Actual	Pro Forma (a)

Net cash flows from operating activities	$(36)	$(148)	$(151)
Less: Purchases of property, plant and equipment	(316)	(281)	(281)
Less: Change in accrued expenses related to capital expenditures	(10)	(7)	(7)

Free cash flow	(362)	(436)	(439)

Interest on cash pay obligations (b)	460	452	452
Purchases of property, plant and equipment	316	281	281
Change in accrued expenses related to capital expenditures	10	7	7
Other, net	25	18	18
Change in operating assets and liabilities	142	218	218

Adjusted EBITDA (c)	$591	$540	$537

	Six Months Ended June 30,
	2008	2007	2007
	Actual	Actual	Pro Forma (a)

Net cash flows from operating activities	$168	$118	$112
Less: Purchases of property, plant and equipment	(650)	(579)	(579)
Less: Change in accrued expenses related to capital expenditures	(41)	(39)	(39)

Free cash flow	(523)	(500)	(506)

Interest on cash pay obligations (b)	912	905	905
Purchases of property, plant and equipment	650	579	579
Change in accrued expenses related to capital expenditures	41	39	39
Other, net	35	20	20
Change in operating assets and liabilities	21	(7)	(7)

Adjusted EBITDA (c)	$1,136	$1,036	$1,030

(a) Pro forma results reflect certain sales and acquisitions of cable systems in 2007 as if they occurred as of January 1, 2007.

(b) Interest on cash pay obligations excludes accretion of original issue discounts on certain debt securities and amortization of deferred financing costs that are reflected as interest expense in our consolidated statements of operations.

(c) See page 1 of this addendum for detail of the components included within adjusted EBITDA.

The above schedules are presented in order to reconcile adjusted EBITDA and free cash flows, both non-GAAP measures, to the most directly comparable GAAP measures in accordance with Section 401(b) of the Sarbanes-Oxley Act.

Addendum to Charter Communications, Inc. Second Quarter 2008 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
CAPITAL EXPENDITURES
(DOLLARS IN MILLIONS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Customer premise equipment (a)	$158	$128	$323	$289
Scalable infrastructure (b)	52	51	133	100
Line extensions (c)	23	25	44	49
Upgrade/Rebuild (d)	12	12	29	24
Support capital (e)	71	65	121	117

Total capital expenditures	$316	$281	$650	$579

(a) Customer premise equipment includes costs incurred at the customer residence to secure new customers, revenue units and additional bandwidth revenues. It also includes customer installation costs in accordance with SFAS No. 51 and customer premise equipment (e.g., set-top boxes and cable modems, etc.).

(b) Scalable infrastructure includes costs, not related to customer premise equipment or our network, to secure growth of new customers, revenue units and additional bandwidth revenues or provide service enhancements (e.g., headend equipment).

(c) Line extensions include network costs associated with entering new service areas (e.g., fiber/coaxial cable, amplifiers, electronic equipment, make-ready and design engineering).

(d) Upgrade/rebuild includes costs to modify or replace existing fiber/coaxial cable networks, including betterments.

(e) Support capital includes costs associated with the replacement or enhancement of non-network assets due to technological and physical obsolescence (e.g., non-network equipment, land, buildings and vehicles).

Addendum to Charter Communications, Inc. Second Quarter 2008 Earnings Release